Waverly, Inc.
                              1997 Annual Form 10-K
                                   Exhibit 21

                           Subsidiaries of the Company
                           ---------------------------

Williams & Wilkins Sales, Inc.
351 West Camden Street
Baltimore, Maryland 21201                       A Maryland Corporation

Waverly Sales, Inc.
351 West Camden Street                          A United States
Baltimore, Maryland 21201                       Virgin Island Corporation

Waverly Europe Ltd.
Broadway House
2-6 Fulham Broadway
London SW6 1 AA England                         A United Kingdom Corporation

Urban & Schwarzenberg GmbH
Landwehrstrabe 61
D-8000 Munich                                   A German Corporation

Oscar Rothacker Verlagsbuchhandlung, GmbH
Landwehrstrasse 38
Munich                                          A German Corporation

Urban & Schwarzenberg Verlag fur Medizin, GmbH
Landwehrstrabe 61
D-8000 Munich
                                                A German Corporation

Urban & Schwarzenberg Ges.m.b.H.
Frankgasse 4,
Vienna, Austria                                 An Austrian Corporation

Med-Pub, Inc.
900 Market St.
Suite 200
Wilmington, Delaware 19801                      A Delaware Corporation

Urban & Partner
Marii Sklodowskiej-Curie Str. 55/61
50-950 Wroclaw, Poland                          A Polish Corporation

Williams & Wilkins Asia-Pacific Ltd.
Room 808 Metroplaza Tower 2
223 Hing Fong Road
New Territories, Hong Kong                      A Hong Kong Corporation

Williams & Wilkins Asia-Pacific Ltd.
5/12 Wireless Road
Opp. Hilton Hotel
Bangkok, 10330, Thailand                        A Thailand Corporation